                                                      Registration No. 33-89510
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------


                         POST EFFECTIVE AMENDMENT NO. 6


                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            The Equitable Life Assurance Society of the United States
             (Exact name of registrant as specified in its charter)
        ---------------------------------------------------------

                                    New York
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
    ------------------------------------------------------------------------

                                 MARY JOAN HOENE
                            VICE PRESIDENT AND COUNSEL

            The Equitable Life Assurance Society of the United States
              1290 Avenue of the Americas, New York, New York 10104
                                  (212)554-1234
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
       ------------------------------------------------------------------

                                      NOTE

This Post-Effective Amendment No. 6 to the Form S-3 Registration Statement No. 33-89510 ("Registration Statement") is being filed solely for the purpose of resubmitting as an exhibit the Consent of PricewaterhouseCoopers LLP, now dated May 4, 1999. The Consent being filed replaces the Consent of PricewaterhouseCoopers LLP, dated April 30, 1999, contained in the immediately preceding Post-Effective Amendment to the Registration Statement. Post-Effective Amendment No. 6 is being filed for no other purpose.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS




Item 16.        Exhibits
                --------

                Exhibits No.
                ------------



                     (23)      Consent of PricewaterhouseCoopers LLP

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on May 5, 1999.



                                  THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                  UNITED STATES
                                  (Registrant)

                                       By: /s/ Naomi J. Weinstein
                                           ----------------------
                                               Naomi J. Weinstein
                                               Vice President

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICERS:

Michael Hegarty                          President, Chief Operating Officer and
                                         Director

Edward D. Miller                         Chairman of the Board, Chief Executive
                                         Officer and Director

PRINCIPAL FINANCIAL OFFICER:

Stanley B. Tulin                         Vice Chairman of the Board,
                                         Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:


/s/ Alvin H. Fenichel
---------------------
    Alvin H. Fenichel                    Senior Vice President and
    May 5, 1999                          Controller


DIRECTORS:

Francoise Colloc'h         Donald J. Greene           George T. Lowy
Henri de Castries          John T. Hartley            Edward D. Miller
Joseph L. Dionne           John H.F. Haskell, Jr.     Didier Pineau Valencienne
Denis Duverne              Michael Hegarty            George J. Sella, Jr.
Jean-Rene Fourtou          Mary R. (Nina) Henderson   Peter J. Tobin
Norman C. Francis          W. Edwin Jarmain           Stanley B. Tulin
                                                      Dave H. Williams



/s/ Naomi J. Weinstein
----------------------
    Naomi J. Weinstein
    Attorney-in-Fact
    May 5, 1999.

                                  EXHIBIT LIST

Exhibit No.                                                  TAG VALUE
-----------                                                  ---------
23         Consent of PricewaterhouseCoopers LLP.            EX-99.23





23959